EXHIBIT 24.2

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the individual whose signature appears below does hereby constitute and appoint Michael H. Lee and Joel S. Weiner and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign Amendment No. 3 to the registration statement on Form S-1 (File No. 333-134628) of CastlePoint Holdings, Ltd. and any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 426(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: May 1, 2007

/s/ Jan R. Van Gorder
Jan R. Van Gorder